EXHIBIT 21

PERFORMANCE FOOD GROUP COMPANY

LIST OF SUBSIDIARIES

Name	State or Jurisdiction of Incorporation	Trade Names

AFFLINK Incorporated	Alabama	AFFLINK

AFFLINK Corporation	Nova Scotia

AFFLINK Holding Corporation	Delaware

AFI Food Service Distributors, Inc.	New Jersey	PFG - AFI Foodservice

Alamo Land Company	Delaware

Alliance Foodservice, Inc.	New Jersey

All Kitchens, Inc.	Virginia	ProGroup

BC Systems, Inc.	Delaware

Blanco Dirt Investors, LLC	Delaware

Bruce Church, Inc. of Arizona	Delaware

Bruce Church, L.L.C	Delaware

Caro Foods, Inc.	Louisiana	PFG - Caro Foods

Carroll County Foods, Inc	Maryland	PFG - Carroll County Foods

Empire Imports, Inc	Florida	PFG - Empire Seafood

Empire Seafood Holding Corp.	Florida	PFG - Empire Seafood

Empire Seafood, Inc.	Florida	PFG - Empire Seafood

Empire Seafood, LLC	Delaware

FEF Sales Corporation	Delaware

Foodservice Purchasing Group, L.L.C.	Virginia

Fresh Advantage, Inc.	Virginia

Fresh-Cuts, Incorporated	Delaware

Fresh Express Chicago Incorporated	Delaware

Fresh Express Dallas Incorporated	Delaware

Fresh Express, Incorporated	Delaware	Fresh Express

EXHIBIT 21

PERFORMANCE FOOD GROUP COMPANY

LIST OF SUBSIDIARIES

Name	State or Jurisdiction of Incorporation	Trade Names

Fresh Express Mid-Atlantic Incorporated	Delaware

Fresh International Corp.	Delaware

Fresh International Holding Corp.	Delaware

Gerken Food Company, Incorporated	Delaware

Hale Brothers Summit, Inc.	Tennessee	PFG - Hale

K. C. Salad Holdings, Inc.	Missouri

K.C. Salad Real Estate, L.L.C.	Delaware

Kansas City Salad, L.L.C.	Illinois	Redi-Cut

Kenneth O. Lester Company, Inc.	Tennessee	PFG - Customized

Middendorf Meat Company	Missouri	Middendorf Meat

Middendorf Quality Foods, Inc.	Missouri

NorthCenter Foodservice Corporation	Maine	PFG - NorthCenter

PFG Holding, Inc.	Florida

Performance Food Group of Georgia, Inc.	Georgia	PFG - Milton's PFG - Powell

Performance Food Group of Texas, L.P.	Texas	PFG - Temple PFG - Victoria

Performance Insurance Company Limited	Bermuda

Performance Transportation Systems, Inc.	Tennessee

PFG Lester-Broadline, Inc.	Tennessee	PFG - Lester

PFG of Florida, LLC	Florida	PFG - Florida

Performance Food Group Company of Texas, Inc.	Texas

PFG Receivables Corporation	Florida

Pocahontas Foods, USA, Inc.	Virginia	ProGroup

Quality Foods, Inc	Arkansas	Quality - PFG

EXHIBIT 21

PERFORMANCE FOOD GROUP COMPANY

LIST OF SUBSIDIARIES

Name	State or Jurisdiction of Incorporation	Trade Names

Redi-Cut Foods, Inc.	Illinois	Redi-Cut

Springfield Foodservice Corporation	Massachusetts	PFG - Springfield

Thoms-Proestler Company	Iowa	TPC

TPC Logistics, Inc.	Iowa	TPC Logistics

Transfresh Corporation	Delaware	TECHTROL

Transfresh Ventures Corporation	Delaware	TECHTROL

Transfresh South Africa	South Africa	TECHTROL

Virginia Foodservice Group, Inc.	Virginia	Nesson Meats PFG - Virginia Foodservice